Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of February 13, 2008, among ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), each other party as shall from time to time become a party hereto (each such other party and the Company being hereinafter referred to from time to time, individually, as a “Grantor” and, collectively, as the “Grantors”), and BANK OF AMERICA, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Credit Agreement, dated as of February 13, 2008 (as amended and in effect from time to time, the “Credit Agreement”), among the Company, the Lenders and the Administrative Agent.

WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to and the L/C Issuer issuing, extending or renewing letters of credit for the benefit of the Company under the Credit Agreement that the Grantors execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a security agreement in substantially the form hereof; and

WHEREAS, each Grantor wishes to grant a security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term “State”, as used herein, means the Commonwealth of Massachusetts. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “electronic document” applies in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods

(including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim of any Grantor as original collateral is subject to such Grantor’s compliance with §4.6.

2.2. Excluded Collateral. The grant of the security interest contained in §2.1 shall not extend to, and the term “Collateral” shall not include, (a) any trademarks, service marks, trade names, copyrights, patents, patent applications, patent rights, licenses and other intellectual property rights, (b) contracts (other than any contracts between Grantors or any Grantor and any Subsidiary of a Grantor) and governmental permits and licenses (and rights and property acquired thereunder) that by their terms or the terms of any applicable law effectively prohibit the creation of a lien on such contracts, permits or licenses (or rights and property acquired thereunder), (c) more than sixty-six percent (66%) of the voting stock of any Foreign Subsidiary, (d) any margin stock (within the meaning of Regulation U of the FRB), and (e) any Equity Interests in Alexion Manufacturing (collectively, “Excluded Collateral”). Notwithstanding the foregoing, the grant of the security interest contained in §2.1 shall extend to, and the term “Collateral” shall specifically include, any and all proceeds of such Excluded Collateral.

3. Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets (other than items set forth in §2.2(a) above) of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent’s request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Grantor’s other obligations contained in this Agreement:

4.1. Promissory Notes and Tangible Chattel Paper. If any Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper (collectively, “Pledged Debt”), such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify provided, however, so long as no Event of Default shall be continuing or would result therefrom, the Grantors shall not be required to take any of the foregoing actions to the extent Pledged Debt for all Grantors, for which the foregoing actions have not been taken, is less than $100,000 in the aggregate.

4.2. Control Accounts. For each deposit account that is a Control Account that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to such Control Account, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur.

4.3. Investment Property. If any Grantor shall, now or at any time hereafter, hold or acquire Collateral evidenced by any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities constituting Collateral now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply, without further consent of such Grantor or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities constituting Collateral, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or (as the case may

be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur.

4.4. Collateral in the Possession of a Bailee. If any Collateral of any Grantor with an aggregate fair market value in excess of $100,000 is, now or at any time hereafter, in the possession of a bailee, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Administrative Agent as to such Collateral. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to the bailee.

4.5. Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided, however, so long as no Event of Default shall be continuing or would result therefrom, none of the Grantors shall be required to take any of the foregoing actions to the extent electronic chattel paper, electronic documents and transferable records for all Grantors, for which the foregoing actions have not been taken, have an original face value of less than $100,000 in the aggregate. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6. Letter-of-credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied to the Obligations as provided in the Credit Agreement.

4.7. Commercial Tort Claims. If any Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Grantor shall immediately notify the Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to the Administrative Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

4.8. Other Actions as to any and all Collateral. Each Grantor further agrees, upon the request of the Administrative Agent and at the Administrative Agent’s option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that such Grantor’s signature thereon is required therefor, (b) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including any consent of any licensor, lessor or other person obligated on Collateral and any party or parties whose consent is required for the security interest of the Administrative Agent to attach under §2, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Administrative Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by any Grantor to the Administrative Agent, for the benefit of the Secured Parties, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Administrative Agent or any of the other Secured Parties hereunder. In addition, to the provisions of this Agreement being so read and construed with any such real estate mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Collateral Documents referred to below in the manner so indicated.

5.1. Securities Pledge Agreement. Concurrently herewith the Company and each other Grantor is executing and delivering to the Administrative Agent, for the benefit of the Secured Parties, that certain Securities Pledge Agreement pursuant to which each Grantor is pledging to the Administrative Agent all of the Equity Interests of its Subsidiaries (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC). Such pledge shall be governed by the terms of such Securities Pledge Agreement and not by the terms of this Agreement.

6. Representations and Warranties Concerning Grantor’s Legal Status. Each Grantor has previously delivered to the Administrative Agent a certificate signed by such Grantor and entitled “Perfection Certificate” (each, a “Perfection Certificate”). Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (b) each Grantor is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate, (c) the Perfection Certificate of the applicable Grantor accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) the Perfection Certificate of the applicable Grantor accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office as well as such Grantor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate of the applicable Grantor pertaining to such Grantor is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate of the applicable Grantor was signed by such Grantor.

7. Covenants Concerning Grantor’s Legal Status. Each Grantor covenants with the Administrative Agent and the other Secured Parties as follows: (a) without providing at least thirty (30) days prior written notice to the Administrative Agent, such Grantor will not change its name, its chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Grantor does not have an organizational identification number and later obtains one, such Grantor will forthwith notify the Administrative Agent of such organizational identification number, and (c) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

8. Representations and Warranties Concerning Collateral, Etc. Each Grantor further represents and warrants to the Administrative Agent and the other Secured Parties as follows: (a) such Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and other Liens permitted by the Credit Agreement, (b) except to the extent that the Administrative Agent has received written notice to the contrary, none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the Uniform Commercial Code of the State, (c) except as set forth in Schedule 8 hereto and except to the extent that the Administrative Agent has received written notice to the contrary, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) such Grantor holds no commercial tort claim except as indicated on its Perfection Certificate or as otherwise identified in writing to the Administrative Agent from time to time pursuant to §4.7 of this Agreement, (e) such Grantor has at all times operated its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) as of the date hereof, all other information set forth on the Perfection Certificate of the applicable Grantor pertaining to the Collateral is accurate and complete.

9. Covenants Concerning Collateral, Etc. Each Grantor further covenants with the Administrative Agent and the other Secured Parties as follows: (a) the Collateral, to the extent not delivered to the Administrative Agent pursuant to §4, will be kept at those locations listed on such Grantor’s Perfection Certificate and such Grantor will not remove the Collateral from such locations, without providing at least fifteen (15) days prior written notice to the Administrative Agent, except for inventory in the ordinary course of business and equipment being repaired, (b) except for the security interest herein granted and Liens permitted by the Credit Agreement, such Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, and such Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the other Secured Parties, (c) such Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Administrative Agent except for Liens permitted by the Credit Agreement, (d) such Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) as provided in the Credit Agreement, such Grantor will permit the Administrative Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) as provided in the Credit Agreement, such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) such Grantor will continue to operate its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) such Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except as permitted by the Credit Agreement.

10. Insurance.

10.1. Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance shall be payable to the Administrative Agent as loss payee under a “standard” or “New York” loss payee clause for the benefit of the Secured Parties. Without limiting the foregoing, each Grantor will (a) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers’ compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Grantor; business interruption insurance; and product liability insurance.

10.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, shall be applied as provided in §2.05(b) of the Credit Agreement.

10.3. Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by any Grantor to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Company. Each Grantor shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses; Preservation of Collateral.

11.1. Expenses Incurred by Administrative Agent. In the Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so. Each Grantor agrees to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

11.2. Administrative Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to any of the Collateral, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any other Secured Party may be entitled at any time or times. The Administrative Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

12. Securities and Deposits. The Administrative Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Administrative Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any other Secured Party to any Grantor may at any time be applied to or set off against any of the Obligations then due and owing.

13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent’s agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon such Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, such Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for the Administrative Agent, for the benefit of the Secured Parties, without commingling the same with other funds of such Grantor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14. Power of Attorney.

14.1. Appointment and Powers of Administrative Agent. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Administrative Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Grantor might do, including (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that such Grantor’s authorization given in §2.2 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature.

14.2. Ratification by Grantors. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3. No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Administrative Agent’s own gross negligence or willful misconduct.

15. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon the applicable Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as such Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require such Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor’s principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to such Grantor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this §16 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §16. Without limitation upon the foregoing, nothing contained in this §16 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §16.

17. No Waiver by Administrative Agent, etc. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the Required Lenders. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

18. Suretyship Waivers by Company. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §11.2. Each Grantor further waives any and all other suretyship defenses.

19. Marshaling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any other Secured Party hereunder and of the Administrative Agent or any other Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Proceeds of Dispositions; Expenses. Each Grantor shall pay to the Administrative Agent on demand any and all reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. In the absence of final payment and satisfaction in full of all of the Obligations, each Grantor shall remain jointly and severally liable for any deficiency.

21. Overdue Amounts. Until paid, all amounts due and payable by any Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate set forth in the Credit Agreement.

22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

23. Dispute Resolution. Each of the parties hereto agree that Section 10.15 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

24. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 10.02 of the Credit Agreement and, in the case of each Grantor, to such Grantor in care of the Borrower.

25. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Grantor acknowledges receipt of a copy of this Agreement.

26. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Agreement.

27. Additional Grantors. Subsidiaries of the Grantors (each, an “Additional Grantor”) may hereafter become parties to this Agreement by executing and delivering a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional Grantor, such Additional Grantor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Agreement as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional Grantor’s obligations hereunder.

28. Termination. Upon indefeasible payment and performance in full in cash of the Obligations (other than indemnification obligations for which no claim has been asserted) and the termination of all lending and other credit commitments of the Administrative Agent and the Secured Parties in respect thereof (including all outstanding Letters of Credit), this Agreement shall terminate and the Administrative Agent shall, at the Grantors’ request and expense, return any Collateral in the possession of the Administrative Agent, together with any moneys and other property at the time held by the Administrative Agent hereunder.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have caused this Agreement to be duly executed as of the date first above written.

The Grantors:

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Vikas Sinha
Name:	Vikas Sinha
Title:	Senior Vice President and Chief Financial Officer

ALEXION DELAWARE HOLDING LLC

By: Alexion Pharmaceuticals, Inc., its sole member

By:	/s/ Vikas Sinha
Name:	Vikas Sinha
Title:	Senior Vice President and Chief Financial Officer

ALEXION ANTIBODY TECHNOLOGIES, INC.

By:	/s/ Vikas Sinha
Name:	Vikas Sinha
Title:	Chief Financial Officer

Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Linda E.C. Alto
Name:	Linda E.C. Alto
Title:	Senior Vice President

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CONNECTICUT)
) ss.
COUNTY OF NEW HAVEN)

On this 12th day of February, 2008, before me, the undersigned notary public, personally appeared Vikas Sinha, proved to me through satisfactory evidence of identification, which were                                                  , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as Senior Vice President and Chief Financial Officer for Alexion Pharmaceuticals, Inc., a Delaware corporation).

/s/ Taina Y. Badillo
(official signature and seal of notary)

My commission expires:

Taina Y. Badillo
NOTARY PUBLIC
State of Connecticut
My Commission Expires 8/31/2011

STATE OF CONNECTICUT)
) ss.
COUNTY OF NEW HAVEN)

On this 12th day of February, 2008, before me, the undersigned notary public, personally appeared Vikas Sinha, proved to me through satisfactory evidence of identification, which were                                                  , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as Senior Vice President and Chief Financial Officer for Alexion Pharmaceuticals, Inc., a Delaware corporation, the sole member of Alexion Delaware Holding LLC).

/s/ Taina Y. Badillo
(official signature and seal of notary)

My commission expires:

Taina Y. Badillo
NOTARY PUBLIC
State of Connecticut
My Commission Expires 8/31/2011

STATE OF CONNECTICUT)
) ss.
COUNTY OF NEW HAVEN)

On this 12th day of February, 2008, before me, the undersigned notary public, personally appeared Vikas Sinha, proved to me through satisfactory evidence of identification, which were                                                  , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as Chief Financial Officer for Alexion Antibody Technologies, Inc., a California corporation).

/s/ Taina Y. Badillo
(official signature and seal of notary)

My commission expires:

Taina Y. Badillo
NOTARY PUBLIC
State of Connecticut
My Commission Expires 8/31/2011